================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          Johns Manville Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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Notes:

                     [LOGO OF JOHNS MANVILLE CORPORATION]
JOHNS MANVILLE CORPORATION
P. O. Box 5108
Denver, CO 80217-5108
(303) 978-2000

                                                                 March 16, 1998

DEAR STOCKHOLDERS:

  The 1998 Annual Meeting of Stockholders of Johns Manville Corporation (the "Company") will be held on Friday, April 24, 1998 at 8:00 a.m., at 717 17th Street, Denver, Colorado.

  The business scheduled for the Annual Meeting is the election of Directors and the ratification of the appointment of Coopers & Lybrand L.L.P. as independent accountants of the Company. The Board of Directors recommends a vote FOR the election of the Board's nominees for Directors and FOR ratification of the appointment of Coopers & Lybrand L.L.P.

  No business presentations will be made at the Annual Meeting.

 WE URGE YOU TO FILL IN, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE SO THAT AS MANY SHARES AS POSSIBLE MAY BE REPRESENTED AT THE MEETING. NO POSTAGE IS NEEDED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.


  If you plan to attend the meeting in person, please check the appropriate box on your proxy card.

                                          Sincerely,

                                          [SIGNATURE OF CHARLES L. HENRY]
                                          Charles L. Henry
                                          Chairman of the Board, President and
                                          Chief Executive Officer

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Holders of Johns Manville Corporation Common Stock:

  The Annual Meeting of Stockholders of Johns Manville Corporation (the "Company") will be held on Friday, April 24, 1998 at 8:00 a.m., at 717 17th Street, Denver, Colorado, to:

  (i) elect Directors of the Company to hold office until the next Annual Meeting of Stockholders and until their respective successors are elected and qualified;

  (ii) ratify the appointment of the firm of Coopers & Lybrand L.L.P. as independent accountants of the Company for the year 1998; and

  (iii) transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

  Only holders of record of the Common Stock at the close of business on February 23, 1998, the record date, will be entitled to vote at the Annual Meeting.

  This Notice, Proxy Statement and the enclosed proxy card are sent to you by order of the Board of Directors.

March 16, 1998

                                          [SIGNATURE OF RICHARD B. VON WALD]
                                          Richard B. Von Wald
                                          Executive Vice President,
                                          General Counsel and Secretary
                                          Johns Manville Corporation
                                          P. O. Box 5108
                                          Denver, CO 80217-5108

 IT IS IMPORTANT THAT STOCKHOLDERS, WHETHER OR NOT THEY EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, FILL IN, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE. NO POSTAGE IS NEEDED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

                           JOHNS MANVILLE CORPORATION
                                 P. O. BOX 5108

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
Introduction..............................................................   1
Election of Directors (Proxy Item No. 1)..................................   2
  Board Attendance........................................................   4
  Committees of the Board of Directors....................................   4
  Certain Relationships and Related Transactions..........................   5
  Compensation of Directors...............................................   5
Executive Compensation....................................................   7
  Report of the Compensation Committee....................................   7
  Compensation Summary....................................................  10
  Option/SAR Grants in Last Fiscal Year...................................  11
  Aggregated Option/SAR Exercises in Last Fiscal Year and Year-End
   Option/SAR Values......................................................  12
  Pension Plan............................................................  12
  Employment Agreements and Other Arrangements............................  13
  Compensation Committee Interlocks and Insider Participation.............  14
  Performance Graph.......................................................  15
Security Ownership of Certain Beneficial Owners and Management............  15
  Security Ownership of Certain Beneficial Owners.........................  15
  Security Ownership of Management........................................  16
Ratification of Appointment of Independent Accountants (Proxy Item No.
 2).......................................................................  17
Other Business............................................................  17
Voting Procedures.........................................................  18
Stockholder Proposals for 1999 Annual Meeting.............................  18

                          JOHNS MANVILLE CORPORATION
                                P. O. BOX 5108
                            717 17TH STREET (80202)
                             DENVER, CO 80217-5108

                             ---------------------

                                PROXY STATEMENT

                             ---------------------

                                 INTRODUCTION

  The enclosed proxy is solicited by the Board of Directors of Johns Manville Corporation (the "Company") for use at the Company's Annual Meeting of Stockholders, and is revocable at any time by the person giving it prior to its use at the Annual Meeting. If signed and returned, it will authorize the persons named as proxy to vote on the matters referred to therein. The authority conferred by all properly executed proxies will be exercised by such persons as specified therein.

  Only holders of the Company's common stock, $.01 par value ("Common Stock"), of record at the close of business on February 23, 1998, the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting. At the close of business on that date, 161,591,402 shares of Common Stock were outstanding, which constituted the only outstanding class of voting securities of the Company. Each share of Common Stock is entitled to one vote. Shares may not be voted on a cumulative basis.

  Any stockholder giving a proxy in the form accompanying this Proxy Statement has the power to revoke the proxy prior to its use at the Annual Meeting. A stockholder may revoke a proxy by (i) delivering an instrument of revocation before the Annual Meeting to the Secretary of the Company at the Company's principal offices; (ii) duly executing a proxy bearing a later date or time than the date or time of the proxy being revoked; or (iii) voting in person at the Annual Meeting. A stockholder's attendance at the Annual Meeting will not by itself revoke a proxy given by such stockholder.

  The costs of soliciting proxies will be borne by the Company. In addition to solicitation of proxies by mail, proxies may be solicited by the Company's Directors, officers and other employees by personal interview, telephone and telegram. Such persons will receive no additional compensation for such services. The Company requests that brokerage houses and other custodians, nominees and fiduciaries forward solicitation materials to the beneficial owners of shares of Common Stock held of record by such persons and will reimburse such brokers and other fiduciaries for their reasonable out-of-pocket expenses incurred when the solicitation materials are forwarded.

  This Proxy Statement and the enclosed proxy card are first being sent to holders of Common Stock on or about March 16, 1998.

                             ELECTION OF DIRECTORS
                              (PROXY ITEM NO. 1)

  Unless marked specifically to the contrary, proxies will be voted FOR the election as Directors of the persons named below. Directors shall be elected by a plurality of the votes cast at the Annual Meeting by the holders of shares entitled to vote in the election. Each Director of the Company shall hold office until the next Annual Meeting and until his or her successor is elected and duly qualified. If any nominee should be unable to serve as Director, an event not now anticipated, proxies may be voted in favor of substitute nominees designated by the Board of Directors. All nominees have indicated their willingness to serve as a Director.

  Effective November 28, 1988, the Company consummated its Second Amended and Restated Plan of Reorganization (the "Plan") under Chapter 11 of the United States Bankruptcy Code. A copy of such Plan is available upon request from the Company. In connection with the Plan, the Manville Personal Injury Settlement Trust (the "Trust"), formed to implement certain portions of the Plan, in particular, those relating to the settlement of asbestos health claims against the Company and certain of its affiliates, is entitled to approve two of the Company's nominees for Director. Robert A. Falise, Chairman and Managing Trustee of the Trust, and Louis Klein, Jr., Christian E. Markey, Jr. and Frank
J. Macchiarola, Trustees of the Trust, who are presently members of the Company's Board, are all nominees for election to the Board at the Annual Meeting.

  Your Board of Directors has approved the following nominees for Director and recommends a vote FOR such nominees.

Leo Benatar                  In June 1996, Mr. Benatar became an Associated
Associated Consultant        Consultant at A. T. Kearney, Inc., a management
A. T. Kearney, Inc.          consulting firm. Prior to that, Mr. Benatar was a
Director since 1996          Director of Sonoco Products Company and the
Age: 68                      Chairman of Engraph, Inc., a wholly owned
                             subsidiary of Sonoco Products Company, from October 1993 to June 1996. He was a Senior Vice
                             President of Sonoco Products Company between 1993 and 1996. Mr. Benatar also serves on the Boards of Directors of Aaron Rents, Inc., Interstate
                             Bakeries Corporation, Mohawk Industries, Inc. and
                             Paxar Corporation. Mr. Benatar is Chairman of the
                             Health, Safety and Environment Committee and is a member of the Audit and Compensation Committees.

Ernest H. Drew               From July 1997 to December 1997, Dr. Drew was
Former Chief Executive       Chief Executive Officer of the Industries and
Officer,                     Technology Group of Westinghouse Electric
Industries and               Corporation. Prior to joining Westinghouse, from
Technology Group,            January 1995 to June 1997, Dr. Drew served as a
Westinghouse Electric        member of the Board of Management of Hoechst AG,
Corporation                  a chemical and pharmaceutical company. From 1988
Director Nominee             to December 1994, Dr. Drew was President and
Age: 60                      Chief Executive Officer of Hoechst Celanese
                             Corporation. Dr. Drew is a director of Public
                             Service Enterprise Group and Thomas & Betts
                             Corporation.

Robert A. Falise             Mr. Falise was elected a Trustee of Manville
Chairman and Managing        Personal Injury Settlement Trust in December
Trustee,                     1991, and became its Chairman and Managing
Manville Personal Injury     Trustee in January 1992. Mr. Falise served as
Settlement Trust             Chairman of the Board of the Company from June to
Director since 1992          September of 1996. Mr. Falise is Chairman of the
Age: 65                      Executive Committee and is a member of the Audit,
                             Committee on Board Organization and Operation,
                             Compensation and Finance Committees.

Todd Goodwin                 Mr. Goodwin has been a General Partner of the New
General Partner,             York investment banking firm Gibbons, Goodwin,
Gibbons, Goodwin,            van Amerongen since 1984. Mr. Goodwin is also a
van Amerongen                Director of Rival Company, Schult Homes, U.S.
Director since 1991          Energy Systems and Wells Aluminum. Mr. Goodwin is
Age: 66                      Chairman of the Compensation Committee and is a
                             member of the Committee on Board Organization and Operation, Executive and Finance Committees.

Michael N. Hammes            From October 1993 to February 1997, Mr. Hammes
Former Chairman and          was Chairman of the Board and Chief Executive
Chief Executive Officer,     Officer of The Coleman Company, Inc., a global
The Coleman Company, Inc.    marketer and manufacturer of products used in the
Director since 1993          outdoor recreation and hardware industries. Mr.
Age: 56                      Hammes was previously Vice Chairman of The Black
                             & Decker Corporation. Mr. Hammes is also a
                             Director of NAVISTAR. Mr. Hammes is a member of the Audit, Compensation, Executive and Finance
                             Committees.

Kathryn Rudie Harrigan       Ms. Harrigan is the Henry R. Kravis Professor of
Henry R. Kravis Professor of Business Leadership at the Columbia University
Business Leadership,         Graduate School of Business, where she has been a
Columbia University Graduate professor in the Management and Organizations
School of Business           Division since 1981. Ms. Harrigan is also a
Director since 1995          Director of Cambrex Corporation and Technical
Age: 47                      Chemicals and Products, Inc. Ms. Harrigan is a
                             member of the Finance and Health, Safety and Environment Committees.

Charles L. Henry             Mr. Henry was named Chairman of the Board,
Chairman of the Board,       President and Chief Executive Officer of the
President and                Company in September 1996. Mr. Henry was
Chief Executive Officer,     previously Chief Financial Officer and Executive
Johns Manville Corporation   Vice President at E.I. du Pont de Nemours and
Director since 1996          Company ("DuPont"). He joined DuPont in 1963 and
Age: 56                      held a number of positions beginning with Process
                             Engineer. Mr. Henry is a member of the Committee on Board Organization and Operation, Executive,
                             Finance and Health, Safety and Environment
                             Committees.

Louis Klein, Jr.             Mr. Klein was elected a Trustee of Manville
Manville Personal Injury     Personal Injury Settlement Trust in December
Settlement Trust             1991. Mr. Klein also serves on the Board of
Director since 1992          Trustees of The CRM Funds. Mr. Klein is Chairman
Age: 62                      of the Audit Committee and is a member of the
                             Compensation and Finance Committees.

Frank J. Macchiarola         In July 1996, Mr. Macchiarola became President of
President, St. Francis       St. Francis College in New York. Prior to that,
College, and Trustee,        he was Dean and Professor of the Benjamin N.
Manville Personal Injury     Cardozo School of Law, Yeshiva University
Settlement Trust             beginning in 1991. He has also been a Trustee of
Director since 1996          Manville Personal Injury Settlement Trust since
Age: 56                      1992. Mr. Macchiarola also serves as a Director
                             of Jefferies Group, Inc. Mr. Macchiarola is a member of the Health, Safety and Environment
                             Committee.

Christian E. Markey, Jr.     Judge Markey has been a Trustee of Manville
Trustee,                     Personal Injury Settlement Trust since its
Manville Personal Injury     inception in 1988 and is serving as a private
Settlement Trust             judge specializing in dispute resolution,
Director since 1992          including trials, arbitrations and mediations.
Age: 68                      Judge Markey is Chairman of the Committee on
                             Board Organization and Operation and is a member of the Health, Safety and Environment Committee.

William E. Mayer             In December 1996, Mr. Mayer formed Development
Founder,                     Capital L.L.C., a company which invests in
Development Capital L.L.C.   private and public companies. From October 1992
Director since 1996          to December 1996, Mr. Mayer was Dean of the
Age: 57                      College of Business and Management of the
                             University of Maryland at College Park. He also serves as a Director on the Boards of American
                             Trading and Production Corporation, Chart House
                             Enterprises, Inc., Hambrecht & Quist, Inc. and
                             Premier, Inc., and as Trustee for the Colonial
                             Group of Mutual Funds. Mr. Mayer is Chairman of the Finance Committee and is a member of the Audit, Committee on Board Organization and
                             Operation and Executive Committees.

BOARD ATTENDANCE

  During 1997, the Board of Directors of the Company had six regular meetings and two special meetings. In 1997, each Director attended a minimum of 75 percent of the total number of meetings of the Board of Directors and of the Committees of which the Director was a member.

COMMITTEES OF THE BOARD OF DIRECTORS

  The Board of Directors of the Company has six standing Committees: Audit, Board Organization and Operation, Compensation, Executive, Finance and Health, Safety and Environment.

AUDIT COMMITTEE

  The Audit Committee is comprised of Messrs. Benatar, Falise, Hammes, Klein (Chairman) and Mayer. The Audit Committee met two times during 1997 and, during such meetings, met with the Company's internal auditors, independent public accountants and operating and financial management. The principal functions of the Audit Committee are to review and report to the Board with respect to: (i) the annual financial statements and filings with the Securities and Exchange Commission; (ii) accounting issues significant to the Company; (iii) internal auditing, accounting and financial controls; (iv) the appointment of independent public accountants, the annual audit by the independent public accountants, including the scope of the audit, and the compensation of the independent public accountants for both audit and non-audit services; (v) the Company's policies governing compliance with laws and regulations, ethics and conflicts of interest and any significant instances of employee misconduct; and (vi) travel and entertainment expenses of all officers of the Company.

COMMITTEE ON BOARD ORGANIZATION AND OPERATION

  The Committee on Board Organization and Operation is comprised of Messrs. Falise, Goodwin, Henry, Markey (Chairman) and Mayer. The Committee on Board Organization and Operation met five times during 1997. The Committee on Board Organization and Operation considers and makes recommendations to the Board with respect to the composition of the Board and matters relating to the organization, operation, function, compensation and procedures of the Board and its Committees.

  Persons recommended by stockholders of the Company as suitable nominees for the position of Director are referred to the Committee on Board Organization and Operation for its consideration. Stockholders wishing to recommend to the Board persons for nomination to the position of Director should send their recommendations to the Secretary of the Company.

COMPENSATION COMMITTEE

  The Compensation Committee is comprised of Messrs. Benatar, Falise, Goodwin (Chairman), Hammes and Klein. The Compensation Committee met six times during 1997. The principal functions of the Compensation Committee are to: (i) approve and report to the Board with respect to executive compensation, subject to the approval of the full Board in the case of compensation of the Chief Executive Officer; (ii) review employee benefit programs and approve or recommend changes therein to the Board; and (iii) review with the Chief Executive Officer matters with respect to management development and succession.

EXECUTIVE COMMITTEE

  The Executive Committee is comprised of Messrs. Falise (Chairman), Goodwin, Hammes, Henry and Mayer. The Executive Committee did not meet in 1997. The Executive Committee is delegated the authority of the full Board during the intervals between Board meetings insofar as may be lawful, except for actions relating to the declaration or payment of dividends. The Executive Committee has the responsibility to report actions taken by it to the full Board at the next meeting of the Board.

FINANCE COMMITTEE

  The Finance Committee is comprised of Messrs. Falise, Goodwin, Hammes, Henry, Klein and Mayer (Chairman) and Ms. Harrigan. The Finance Committee met two times during 1997. The principal functions of the Finance Committee are to review and report to the Board with respect to: (1) significant tax issues and treasury matters; (2) the Company's capital structure; (3) the composition and actions of the Investment Committee; and (4) the Company's retirement, thrift, health and welfare and other benefit plans.

HEALTH, SAFETY AND ENVIRONMENT COMMITTEE

  The Health, Safety and Environment Committee is comprised of Messrs. Benatar (Chairman), Henry, Macchiarola and Markey and Ms. Harrigan. The Health, Safety and Environment Committee met one time during 1997. The principal functions of the Health, Safety and Environment Committee are to provide oversight and to report and make recommendations to the Board with respect to the Company's activities relating to health, safety and environmental issues and product safety.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  The Trust owns approximately 79.5 percent of the Common Stock and by virtue of such stock ownership is able to nominate and elect Directors of the Company as the Trust determines. Four of the Company's current Directors, Messrs. Falise, Klein, Macchiarola and Markey, are Trustees of the Trust.

COMPENSATION OF DIRECTORS

  Charles L. Henry is the only Director who is employed by the Company. He receives no fees for serving as a Director in addition to his regular compensation.

  Except for Messrs. Falise, Klein, Macchiarola and Markey, all non-employee Directors receive an annual retainer of $25,000, $1,000 for each Board meeting attended, $1,000 for each Committee of the Board meeting attended, and reimbursement for travel expenses related to attendance at Board and Committee meetings. Each Director (other than Messrs. Falise, Henry, Klein and Markey) who serves as a Committee Chairman is paid an additional $2,500 per year. Director's fees earned by the Company's Directors who are Trustees of the Trust are paid directly to the Trust pursuant to the Manville Personal Injury Settlement Trust Agreement, as amended (the "Trust Agreement").

  Mr. Falise received $16,211 in 1997 for services rendered in 1996 on a special committee to effect a search for a new chief executive officer.

  In June 1996, the Company offered all retired Directors a lump-sum payment of the present value of the retirement payments owed to such Directors under the Company's retirement program for non-employee Directors which was adopted in 1988. The retirement program provided for continued payment of the annual retainer in effect at the time of a Director's retirement. Under the retirement program, a Director who retired after attaining age 70 received continued payment of the retainer for life, and a Director who retired before attaining age 70 received continued payment of the retainer for a period of years equal to the number of years of service or for life, whichever was less, except that no retirement benefits were paid to any Director retiring with less than five years of service. The Company paid an aggregate amount of $2,213,192 for such lump-sum payments to retired Directors from amounts contributed to the trust established in 1992 in connection with the retirement program and from general corporate funds. In connection with such payments, the Company satisfied its obligations under the retirement program to all retired Directors except for one retired Director who did not elect to receive the lump-sum payment.

  Effective February 7, 1997, the Company terminated its retirement program for non-employee Directors with respect to the current non-employee Directors and adopted a new Non-Employee Directors' Deferred Compensation Plan (the "Directors' Plan"). The retirement program is still in effect and has not been terminated with respect to the one remaining retired Director who did not elect to receive the June 1996 payout.

  For purposes of terminating the retirement program, the Company vested all accrued benefits and credited the present value of each current non-employee Director's accrued benefit under the retirement program (the "Retirement Program Payouts"), based on years of service through February 1997 (except as noted), to deferred accounts under the Directors' Plan, as follows: Mr. Benatar, $18,153; Mr. Falise, $90,252; Mr. Goodwin, $110,401; Mr. Hammes, $83,018; Mr. Hanson, $83,018; Ms. Harrigan, $41,479; Mr. Klein, $91,253; Mr.
Macchiarola, $18,259; Mr. Markey, $121,331; and Mr. Mayer, $18,368. In consideration of the fact that termination of the program would eliminate Mr. Markey's otherwise likely lifetime benefit and due to Mr. Markey's time remaining until retirement, the Company added to the amount of his Retirement Program Payout a compensating adjustment of $32,371 (included in the amount set forth in the previous sentence) based on years of service.

  Under the Directors' Plan, an account was established for each Director for a non-forfeitable deferral of the Retirement Program Payout until termination of services as a Director or later, if so elected by such Director. For Directors other than the Trustee Directors, the amounts deferred are deemed to be invested in Common Stock. Because the Trust Agreement prohibits Trustee Directors from direct ownership of Common Stock, each Trustee Director's deferral account will be deemed to be invested in non-Common Stock investment alternatives as provided under the Directors' Plan.

  In connection with the termination of the retirement program, the Board also modified its Directors' compensation policy so that under the Directors' Plan, non-employee Directors (other than Trustee Directors) will be granted $12,500 annually in deferred shares of Common Stock. Trustee Directors will be granted $12,500 annually to be deemed invested in non-Common Stock investment alternatives under the Directors' Plan. The Plan provides that if Trustee Directors become eligible to own Common Stock, the deferred amounts of the Retirement Program Payout and annual grants will automatically be deemed to be invested in Common Stock. The Directors' Plan also provides for elective deferral of annual retainers, Board and Committee meeting fees and Committee Chairman fees.

                            EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE

  The Compensation Committee of the Board of Directors (the "Committee") is composed entirely of Directors who are not employees of the Company or any of its subsidiaries. The Board of Directors has delegated to the Committee the responsibility for establishing and administering the Company's executive compensation plans subject to the Board's final approval of major new compensation systems and the Chief Executive Officer's compensation. The Committee consults with outside compensation consultants, attorneys and other specialists.

  A primary objective of the Committee is to work with management to design and implement compensation systems that both attract and retain a top quality management team and motivate that team to create long-term stockholder value. The guiding principle of the Company's compensation system is "Pay for Performance," with an emphasis on variable pay tied to the attainment of performance goals. Under the Pay for Performance philosophy used throughout the organization, the combination of annual incentive bonuses, which are dependent on performance, equity-related long-term awards and base salary offers the opportunity for executives' average total compensation from all sources over a number of years to reach competitive levels of total compensation. However, actual total compensation levels of executive officers may range below or above competitive levels in any one year or period of years based on performance. The design of the compensation system is intended to align the interests of the executives with the interests of stockholders and to encourage employees to anticipate and respond to business challenges and opportunities while avoiding an entitlement attitude.

  Together with its outside experts, the Committee reviews compensation practices of other companies and the prevailing salary and total compensation levels for various levels of performance. Comparisons are made with compensation levels for a broad group of companies, including all of the companies included in the Standard & Poor's Building Materials Index, which reflects the Company's principal lines of business ("Comparable Companies"). Competitive levels are determined based upon the 50th to 75th percentile levels of compensation among companies in the various surveys utilized. The Company's mix of businesses, its unique stock ownership and its strategic and tactical objectives are considered by the Committee when compensation policies are established.

  Section 162(m) of the Internal Revenue Code (the "Code") generally disallows a tax deduction to public companies for compensation over $1 million paid to the Chief Executive Officer and the other four most highly compensated individuals who are executive officers as of the end of the year. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. While it is the Committee's policy to preserve corporate tax deductions by qualifying compensation paid over $1 million to named executive officers, it also maintains the flexibility to approve compensation arrangements that it deems to be in the best interests of the Company and its stockholders but which may not always qualify for full tax deductibility.

COMPENSATION PHILOSOPHY

  The discussion below outlines the Committee's philosophy for administering the three major components of executive pay: base salary, annual incentive and long-term incentive.

  Base Salaries. The Committee determines base salaries of executives in accordance with the following factors listed in order of importance: the significance of the executive's position to the Company, the executive's experience and expertise in his or her position, and competitive marketplace salaries for similar positions. Individual salary increases are based on each person's performance as evaluated and approved by the Committee. Base salaries for current executive officers increased, on average, 2.5 percent in 1997. The Committee's policy is to position base salaries at or below competitive levels for similarly qualified executives in comparable positions.

  Annual Incentive Bonus. Since 1987, the Company has utilized an annual incentive pay plan that provides above average bonus opportunities when Company performance merits such awards. Target bonuses for executive officers in 1997 ranged from 65 percent to 100 percent of their respective base salaries.

  For 1997, the maximum bonus potential, according to the formula in the plan, would be triggered at achievement of 130 percent of earnings per share targets, and the minimum bonus award required the achievement of 70 percent of 1997 earnings per share targets and 90 percent of actual 1996 earnings per share amounts. Achievements in excess of 130 percent of earnings per share targets or personal achievements of particular significance could result in bonuses in excess of 200 percent of target bonuses. In some cases, after-tax operating income targets are utilized in addition to earnings per share targets. The annual performance targets, other performance objectives, and maximum and minimum performance levels, are reviewed and approved by the Committee at the beginning of each year.

  In 1997, the Committee weighted 80 percent of the bonus on financial goals and 20 percent of the bonus on the Committee's assessment of an individual executive's performance. In approving individual awards, the Committee considered the following factors: achievement of record levels of earnings per share at the Company (13 percent higher than 1996); the dramatically improved safety record of the Company; the reintroduction of the Johns Manville brand name; and the completion of several acquisitions and strategic alliances during 1997. For 1997, the Company's various business divisions achieved between 74 percent and 110 percent of their respective after-tax operating income targets while the Company, as a whole, achieved 83 percent of its earnings per share target. The Committee also took into account the Chief Executive Officer's appraisal of each senior officer. The Committee made its decision regarding individual awards without expressly weighting any of the foregoing criteria higher than any other of such criteria. Based on the achievements described above, aggregate annual incentive compensation for executive officers in 1997 was 99 percent of target bonuses. Executive officers who elected to defer receipt of their annual incentive bonus and to have such awards deemed to be invested in Common Stock for at least two years, will receive a 15 percent premium grant of Common Stock at the end of the two-year period.

  Long-Term Incentive Plans. To attract and retain top quality management, the Company has used several types of long-term, equity-related incentives for the Company's executive officers: stock options, stock appreciation rights ("SARs"), restricted stock, and cash payments based on dividends and other distributions on its Common Stock. In 1996, the Company adopted the Johns Manville Corporation 1996 Executive Incentive Compensation Plan (the "Stock Plan"), which was approved by stockholders at the 1996 Annual Meeting.

  Effective January 1, 1996, the Committee granted ten-year stock options and deferred stock awards to its executive officers in amounts representing a five-year long-term incentive grant. These options and awards were granted under the Stock Plan and are intended to recognize the joint commitment of the Board of Directors and key management to a new five-year growth strategy and the creation of stockholder value. The exercise price of 60 percent of the options was established at $10.625 per share, the market price of the Common Stock (the "Market Price") on June 7, 1996, the actual date of grant, and the exercise price of the remaining 40 percent of the options was established at $13.281 per share, which represents a twenty-five percent premium over the Market Price. Fifty percent of the options vested at December 31, 1996 and 50 percent vested at December 31, 1997. The deferred stock awards represent the right to receive Common Stock or the value thereof and current dividends thereon. Sixty percent of the deferred stock will vest on December 31, 1998, and the remainder will vest in equal amounts on December 31, 1999 and December 31, 2000. Executive officers joining the Company since January 1, 1996 have also been awarded options and deferred stock under the Stock Plan in prorated amounts based on their starting dates and the stock price at such times.

  In 1997, the Company made payments to certain executive officers with respect to awards previously made under the Johns Manville International Group, Inc. 1994 Long Term Cash Incentive Compensation Plan (the "Cash Plan"). Awards under the Cash Plan are in the form of performance units. The value of performance units paid in 1997 was determined based on Johns Manville International Group, Inc.'s and the Company's performance over the 1995 to 1997 period against a financial goal of cumulative earnings before interest, taxes, depreciation and amortization or "EBITDA." The Committee established EBITDA performance minimums, targets and maximums corresponding with the 50th percentile, 75th percentile and 90th percentile, respectively, of the historical performance of Comparable Companies. Consistent with this range of performance, awards for the 1995 to 1997 performance period were intended to provide target long-term incentive opportunities at the

75th percentile of the long-term compensation paid by Comparable Companies. Executive officers who elected to defer receipt of their awards for the 1995 to 1997 performance period, and to have such awards deemed to be invested in Common Stock for at least two years, will receive a 15% premium grant of Common Stock at the end of the two-year period.

  In 1997, the Company granted market-priced options to purchase 200 shares of Common Stock to all of its full-time employees employed on July 1, 1997. This broad-based stock option grant was part of a program to encourage stock ownership by employees in order to align the interests of employees with those of stockholders. Mr. Henry and the other executive officers each received a grant of options to purchase 200 shares of Common Stock pursuant to this program.

  CEO Compensation. Mr. Henry's total compensation has been determined in accordance with the principles described above which are applicable to all executive officers of the Company. Mr. Henry's 1997 base salary of $650,000 is in accordance with the average of annual salaries for chief executive officers of Comparable Companies. Mr. Henry's employment agreement entered into in connection with his hiring by the Company on September 9, 1996, obligated the Company to pay Mr. Henry an annual incentive bonus for 1997 of at least $650,000, which amount the Board of Directors determined to pay. As was the case with Mr. Henry's 1996 incentive bonus, Mr. Henry elected to defer the receipt of the 1997 incentive bonus and to have it invested in Common Stock.

  The Committee believes the design of its total compensation system accomplishes the Company's goals of attracting new management talent, retaining the Company's high quality ongoing management team and aligning the interests of these executives with those of stockholders.

1997 COMPENSATION COMMITTEE

  Todd Goodwin, Chairman
  Leo Benatar
  Robert A. Falise
  Michael N. Hammes
  Louis Klein, Jr.

COMPENSATION SUMMARY

  The following Summary Compensation Table sets forth the compensation earned from the Company during 1995 through 1997 by Charles L. Henry, the Company's Chief Executive Officer, and by each of the other four most highly compensated executive officers of the Company during 1997. Bonuses are shown for the year earned, although these are generally paid at the beginning of the subsequent year.

                          JOHNS MANVILLE CORPORATION
                          SUMMARY COMPENSATION TABLE

                                 ANNUAL COMPENSATION       LONG-TERM COMPENSATION
                              ------------------------- -----------------------------
                                                               AWARDS         PAYOUTS
                                                        --------------------- -------
                                                 OTHER  RESTRICTED SECURITIES
                                                 ANNUAL   STOCK    UNDERLYING  LTCIP  ALL OTHER
        NAME AND                                 COMP.   AWARD(S)   OPTIONS/  PAYOUTS   COMP.
   PRINCIPAL POSITION    YEAR SALARY($) BONUS($) ($)(1)   ($)(2)    SARS(#)   ($)(3)   ($)(4)
   ------------------    ---- --------- -------- ------ ---------- ---------- ------- ---------
Charles L. Henry ....... 1997  650,000  650,000  26,390       -0-       200       -0-    8,181
 Chairman of the Board,  1996  203,125  330,000   1,519 2,499,999   865,830       -0-   80,575
 President & CEO         1995      -0-      -0-     -0-       -0-       -0-       -0-      -0-

Richard B. Von Wald .... 1997  300,000  196,000   6,011       -0-       200       -0-  141,181
 Executive Vice          1996  275,000  250,000   5,232 1,244,049   295,660    70,560    9,000
 President, General      1995  275,000  300,000     -0-       -0-       -0-       -0-    9,000
 Counsel and Secretary

Thomas L. Caltrider(5).. 1997  143,750  130,000  21,751   357,994   197,203       -0-   74,519
 Senior Vice President,  1996      -0-      -0-     -0-       -0-       -0-       -0-      -0-
 Insulation Group        1995      -0-      -0-     -0-       -0-       -0-       -0-      -0-

Harvey L. Perry, Jr .... 1997  210,000  121,000  15,038       -0-       200   338,842    8,181
 Senior Vice President,  1996  210,000  200,000   1,379   412,463   208,620   273,381    9,000
 Global Engineered       1995  168,750  175,000     226       -0-       -0-       -0-    9,000
 Products Group

Kenneth L. Jensen ...... 1997  225,000  129,000   8,516       -0-       200   387,248    8,181
 Senior Vice President,  1996  210,000  170,000   6,345   412,463   208,620   804,372    9,000
 Corporate Development   1995  200,000  175,000   2,381       -0-       -0-       -0-    9,000
 and Investor Relations

--------
(1) Other Annual Compensation represents amounts reimbursed by the Company to the Named Executive Officers in respect of the taxable value of perquisites provided to such officers.

(2) The number and value of aggregate restricted and deferred Common Stock holdings for each of the Named Executive Officers at the end of 1997, based on the net fair market value of the Common Stock on December 31, 1997, are as follows: Mr. Henry--235,294 shares with a value of $2,367,646; Mr. Von Wald--83,661 shares with a value of $841,839; Mr.
    Caltrider--35,577 shares with a value of $357,994; Mr. Perry--38,820 shares with a value of $390,626; and Mr. Jensen--38,820 shares with a value of $390,626.

  The following table shows the vesting schedule of all shares awarded which, as of December 31, 1997, had not previously vested for the Named Executive
  Officers:

                                                    1998    1999   2000   TOTAL
                                                   ------- ------ ------ -------
   C. L. Henry.................................... 141,176 47,059 47,059 235,294
   R. B. Von Wald.................................  47,332 25,327 11,002  83,661
   T. L. Caltrider................................  15,247 10,165 10,165  35,577
   H. L. Perry, Jr. ..............................  23,292  7,764  7,764  38,820
   K. L. Jensen...................................  23,292  7,764  7,764  38,820

  Each share of deferred stock is entitled to receive a payment equal to dividends declared and paid on shares of the Common Stock. Upon the occurrence of certain events which constitute a Change in Control (as defined under "Employment Agreements and Other Arrangements") and upon the occurrence of certain events described in the award agreements (including certain terminations of employment) all outstanding shares of restricted and deferred stock become immediately vested and, in the case of deferred stock, their value may be paid in cash to the holders.

(3) For Messrs. Jensen and Perry, amounts in 1996 and 1997 include payments made under the Company's 1994 Long Term Cash Incentive Compensation Plan. Amounts in 1996 also include payments made under the Company's 1991 Long-Term Cash Incentive Plan, paid in consideration of the forfeiture by participants of their rights to participate in dividend payments under such plan.

(4) Amounts in this column represent $80,575 paid to Mr. Henry in 1996 for relocation expenses; $133,000 paid to Mr. Von Wald in 1997 under his supplemental retirement agreement; and $67,092 paid to Mr. Caltrider in 1997 for relocation expenses. All other amounts in this column of up to $9,000 in 1995, $9,000 in 1996 and $8,181 in 1997 represent the Company's contribution to each of the Named Executive Officers' accounts in the Company's Thrift Plan.

(5) Mr. Caltrider joined the Company effective June 23, 1997.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

  The following table provides information concerning options granted to the Named Executive Officers during 1997. The hypothetical present value on date of grant shown in the last column below for stock options granted in 1997 are presented pursuant to the rules of the Securities and Exchange Commission and are calculated under the modified Black-Scholes model for pricing options. The Company is not aware of any model or formula that will determine with reasonable accuracy a present value for stock options. The actual before-tax amount, if any, realized upon the exercise of stock options will depend upon the excess, if any, of the market price of the Common Stock over the exercise price of the stock option at the time the stock option is exercised. There is no assurance that the hypothetical present values of the stock options reflected in the following table will be realized.

  In 1997, the Company granted market-priced options to purchase 200 shares of Common Stock to all of its full-time employees employed on July 1, 1997. This broad-based stock option grant was part of a program to encourage stock ownership by employees in order to align the interests of employees with those of stockholders. Mr. Henry and the other Named Executive Officers each received a grant of options to purchase 200 shares of Common Stock pursuant to this program.

                          JOHNS MANVILLE CORPORATION
                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                     INDIVIDUAL GRANTS
                         -----------------------------------------
                         NUMBER OF SECURITIES   PERCENT OF TOTAL
                              UNDERLYING          OPTIONS/SARS     EXERCISE OR             GRANT DATE
                             OPTIONS/SARS     GRANTED TO EMPLOYEES BASE PRICE  EXPIRATION PRESENT VALUE
          NAME                GRANTED(1)         IN FISCAL YEAR     PER SHARE     DATE       ($)(2)
          ----           -------------------- -------------------- ----------- ---------- -------------
Charles L. Henry........           200                .01%          $12.1875   12/31/2002        894
Richard B. Von Wald.....           200                .01%          $12.1875   12/31/2002        894
Thomas L. Caltrider.....       121,707                5.4%          $  11.50   12/31/2005    628,008
                                75,296                3.3%          $ 14.375   12/31/2005    329,044
                                   200                .01%          $12.1875   12/31/2002        894
Kenneth L. Jensen.......           200                .01%          $12.1875   12/31/2002        894
Harvey L. Perry, Jr.....           200                .01%          $12.1875   12/31/2002        894

--------
(1) The options granted in 1997 to Mr. Caltrider vest 50% on each of the first two anniversaries of his commencement of employment (other than the 1997 Options (as defined below)). The 200 options granted in 1997 to each of the Named Executive Officers (the "1997 Options") vest and become exercisable in two equal installments on each of July 1, 2000 and July 1, 2002. Upon the occurrence of certain events which constitute a Change in Control (as defined under "Employment Agreements and Other Arrangements") or upon certain market price tests being met, all 1997 Options immediately vest and become exercisable.

(2) The hypothetical present values on grant date are calculated under the Black-Scholes Model, which is a mathematical formula used to value options traded on stock exchanges. This formula considers a number of factors in hypothesizing an option's present value. Factors used to value 1997 Options include the stock's exercise price at fair market value on the date of grant, expected volatility rate (30.62%), risk free rate of return (6.34%), expected dividend yield (0.98%) and the expected time of exercise (5.5 years). Factors used to value the other options granted to Mr. Caltrider include the stock's expected volatility rate (30.62%), risk free rate of return (6.34%), expected dividend yield (1.04%) and the expected time to exercise (8.5 years). Mr. Caltrider also received premium-priced stock options with an exercise price that exceeded the fair market value on the date of grant by 25%, which influenced the valuation of that grant.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                          YEAR-END OPTION/SAR VALUES

  The following table provides information concerning the exercise of stock options and SARs by the Named Executive Officers during 1997 and the value of unexercised options and SARs.

                          JOHNS MANVILLE CORPORATION
              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                        AND YEAR-END OPTION/SAR VALUES
                         YEAR ENDED DECEMBER 31, 1997

                                                   NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                           SHARES                 UNDERLYING UNEXERCISED         IN-THE-MONEY
                         ACQUIRED ON    VALUE      OPTIONS AT FY-END(#)      OPTIONS AT FY-END($)
          NAME           EXERCISE(#) REALIZED($) EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
          ----           ----------- ----------- ------------------------- -------------------------
Charles L. Henry........    None        None             865,830/200                        0/0
Richard B. Von Wald.....    None        None          345,910/24,950            304,641/150,047
Thomas L. Caltrider.....    None        None               0/232,780                        0/0
Kenneth L. Jensen.......    None        None             208,620/200                        0/0
Harvey L. Perry, Jr.....    None        None             208,620/200                        0/0

PENSION PLAN

  Salaried employees are participants in the Johns Manville Employees Retirement Plan (the "Retirement Plan"). Pension benefits under the Retirement Plan are limited to the amounts allowed by the provisions of the Code. The Company has adopted a Supplemental Pension Plan ("Supplemental Plan") that provides for payment of the difference between the benefits earned pursuant to the Retirement Plan, without regard to Code limits, and the amounts actually available from the Retirement Plan. Former and current executive officers (other than Mr. Von Wald), and other employees, are eligible to participate in the Supplemental Plan. In addition, Mr. Henry is entitled to an individual retirement arrangement under the terms of his employment agreement and Mr. Von Wald is a party to an individual supplemental retirement arrangement adopted in 1994. See "Employment Agreements and Other Arrangements." The Supplemental Plan may be funded by contributions to an irrevocable Supplemental Pension Plan Trust ("Pension Trust") for the accounts of participants. Contributions, if any, to the Pension Trust to fund the Supplemental Plan and earnings thereon are fully taxable to the individual, deductible by the Company and are reduced by applicable withholding taxes.

  The following Pension Plan Table sets forth the estimated annual benefits payable upon retirement, including amounts attributable to the Supplemental Plan, for specified remuneration levels and years of service.

                                             YEARS OF SERVICE
                           -----------------------------------------------------
REMUNERATION                  10       15       20       25       30       35
------------               -------- -------- -------- -------- -------- --------
$  125,000................ $ 16,386 $ 24,579 $ 32,772 $ 40,965 $ 49,158 $ 57,351
   150,000................   19,886   29,830   39,773   49,716   59,659   69,602
   175,000................   23,386   35,078   46,771   58,464   70,157   81,850
   200,000................   26,886   40,329   53,772   67,215   80,658   94,101
   250,000................   33,886   50,828   67,771   84,714  101,657  118,600
   300,000................   40,886   61,330   81,773  102,216  122,659  143,102
   400,000................   54,886   82,328  109,771  137,214  164,657  192,100
   500,000................   68,886  103,329  137,772  172,215  206,658  241,101
   600,000................   82,886  124,330  165,773  207,216  248,659  290,102
   700,000................   96,886  145,328  193,771  242,214  290,657  339,100
   800,000................  110,886  166,329  221,772  277,215  332,658  388,101
   900,000................  124,886  187,330  249,773  312,216  374,659  437,102
 1,000,000................  138,886  208,328  277,771  347,214  416,657  486,100

--------
NOTES:

(1) Had the Named Executive Officers retired as of December 31, 1997, their remuneration, for purposes of the table set forth above, would have been as follows: Mr. Henry, $654,785; Mr. Von Wald, $489,167; Mr. Perry, $296,500; and Mr. Jensen, 323,997. Mr. Caltrider is not eligible to participate in the retirement plan until he has completed one full year of service with the Company.

(2) On December 31, 1997, the Named Executive Officers had the following years of credited service under the Retirement Plan: Mr. Henry, 1; Mr. Von Wald, 24; Mr. Caltrider, 0; Mr. Jensen, 14; and Mr. Perry, 19.

(3) The Retirement Plan provides for payment of a retirement allowance based on 1.02 percent of the participant's five-year average final salary up to Covered Compensation (as defined in the Retirement Plan) plus 1.4 percent of the participant's average final salary greater than Covered Compensation multiplied by the participant's years of benefit service up to a maximum of 35 years plus 1.33 percent of the participant's average final salary multiplied by the participant's years of service over 35 plus
    2.5 percent of the value of the participant's refunded contributions and interest compounded at 5.0 percent until normal retirement age. Covered Compensation in 1997 was $27,576. Salary, as defined in the Retirement Plan, includes payments under the Company's annual incentive pay plan, but excludes payments under the Company's Stock Plan. The benefits are determined by using straight-life annuity amounts and are not subject to reduction for Social Security benefits.

EMPLOYMENT AGREEMENTS AND OTHER ARRANGEMENTS

  Each of the Named Executive Officers and certain other salaried executives of the Company have entered into three-year employment agreements that provide for lump sum separation payments upon any termination of employment other than termination for cause, voluntary resignation without "good reason" as defined in the employment agreements, or termination as a result of death, disability or retirement. For the Named Executive Officers, prior to a Change in Control, as defined below, separation payments under such contracts generally equaled a total of two times the annual salary, the full year bonus at target levels of performance under the Company's annual incentive pay plan and certain other benefits. Following a Change in Control, the definitions of "cause" and "good reason" are liberalized and benefits payable are enhanced. Following a Change in Control, upon a termination of employment other than (i) for cause, (ii) a voluntary resignation without "good reason," or (iii) as a result of death, disability or retirement, benefits include two years' annual salary, two years' target annual bonus, two years' additional credit in certain cases under the Supplemental Plan, a pro-rata portion of the target annual bonus for the year of termination, 36 months of continued welfare benefits and 24 months of continued perquisites. Change in Control is defined in the employment agreements to include a variety of events, including significant changes in the Company's stock ownership or board of directors and sales of significant assets by the Company.

  In order to provide Mr. Henry with retirement benefits comparable to the retirement benefits he would have earned at DuPont, Mr. Henry's employment agreement also provides for certain supplemental retirement benefits, generally equal in value to a single life annuity of $932,740 per year less the amount of all annual payments which Mr. Henry is entitled to receive under all defined benefit plans maintained by the Company and by DuPont. The retirement benefits are subject to reduction in the event Mr. Henry's employment terminates prior to his attaining the age of 62.

  The Company has agreed that its sale of Riverwood International Corporation in 1996 constitutes both a Change in Control and an event of "good reason" for purposes of Mr. Von Wald's compensation arrangements. The Company and Mr. Von Wald also entered into an amendment to his employment agreement pursuant to which the Company agreed that if Mr. Von Wald is determined to be subject to any golden parachute excise tax as a result of any payments made to him following termination of his employment by the Company other than for cause or other than voluntary termination for "good reason" (other than relating to the Company's sale of Riverwood International Corporation in 1996), or following a Change in Control occurring after March 27, 1996, the Company shall pay Mr. Von Wald an amount which, after taking into account any federal, state and local income taxes and excise taxes upon such amount, is equal to the amount of the golden parachute excise tax.

  The Company has entered into a supplemental retirement agreement with Mr. Von Wald in replacement of prior supplemental retirement arrangements. The supplemental retirement agreement provides for the Company to pay him upon his termination of employment a lump sum benefit equal to the present value of a single life annuity commencing at the time of such termination of 60 percent of his highest average base salary plus cash bonus for three consecutive years during the preceding ten years, offset by amounts payable under the Retirement Plan plus certain other amounts previously paid and to be paid under the supplemental retirement agreement, including a cash payment made during 1997 of $133,000.

  From time to time, the Company repurchases up to 45 percent of the Common Stock that certain key executives receive from the Company upon the vesting of such stock in order to provide such executives with funds for related income tax obligations. Pursuant to a repurchase program approved by the Company's Board of Directors in September 1995, in connection with the sale of a subsidiary of the Company and related transactions, the Company repurchased 5,014 shares of Common Stock from Mr. Von Wald on May 1, 1997, at a price of $9.75 per share. The closing sales price for the Common Stock on the New York Stock Exchange, Inc. on May 1, 1997 was $9.75 per share.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Compensation Committee is currently comprised of Messrs. Benatar, Falise, Goodwin (Chairman), Hammes and Klein. No interlocks existed and no insider participation occurred during 1997 between the Compensation Committee and the officers or employees of the Company.

PERFORMANCE GRAPH

  Presented below is a graph comparing the total stockholder return on Common Stock, assuming full dividend reinvestment, with the Standard & Poor's 500 Index (S&P 500) and the Standard & Poor's Building Materials Index (S&P Building Materials). The graph compares the Company's performance to the other indices for the five-year period ended December 31, 1997.

                          JOHNS MANVILLE CORPORATION
                             [GRAPH APPEARS HERE]

                   COMPARISON OF FIVE YEAR CUMULATIVE RETURN
     AMONG JOHNS MANVILLE, S&P 500 INDEX AND S&P BUILDING MATERIALS INDEX

                                                         S&P BUILDING
Measurement period              JOHNS        S&P 500     MATERIALS
(Fiscal Year Covered)           MANVILLE     INDEX       INDEX
---------------------           --------     --------    ------------
Measurement PT -
12/31/92                        $ 100.0      $ 100.0     $ 100.0

FYE 12/31/93                    $ 112.45     $ 110.08    $ 123.91
FYE 12/31/94                    $ 119.06     $ 111.53    $  91.34
FYE 12/31/95                    $ 171.98     $ 153.45    $ 123.72
FYE 12/31/96                    $ 229.54     $ 188.68    $ 147.66
FYE 12/31/97                    $ 220.14     $ 251.63    $ 179.71


                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  The following table sets forth the identity of beneficial owners believed by the Company to own more than five percent of the outstanding shares of Common Stock as of March 1, 1998.

                                                           AMOUNT OF
                                                           BENEFICIAL     PERCENT OF
 TITLE OF CLASS NAME AND ADDRESS OF BENEFICIAL OWNER       OWNERSHIP        CLASS
 -------------- ------------------------------------   ------------------ ----------
  Common Stock        Manville Personal Injury         128,527,110 shares   79.5%
                         Settlement Trust(1)
                  8260 Willow Oaks Corporate Drive
                             Sixth Floor
                           P. O. Box 10415
                       Fairfax, Virginia 22031

--------
(1) At March 1, 1998, the Trustees of the Trust were: Robert A. Falise, Chairman and Managing Trustee, Louis Klein, Jr., Frank J. Macchiarola and Christian E. Markey, Jr., each of whom serves on the Company's Board of Directors.

SECURITY OWNERSHIP OF MANAGEMENT

  The following table sets forth the number of shares of Common Stock beneficially owned by all Directors and Named Executive Officers and all Directors and executive officers as a group as of March 1, 1998. As of March 1, 1998, the percentage of Common Stock beneficially owned by any Director, Named Executive Officer or by all Directors, and executive officers as a group, did not exceed 1.0 percent of the outstanding shares of the Common Stock, excluding the 128,527,110 shares of Common Stock owned by the Trust (constituting 79.5% of the outstanding shares of Common Stock) and attributed to certain directors who disclaim beneficial ownership of such shares.

                                                               COMMON STOCK
NAME OF BENEFICIAL OWNER                                    BENEFICIALLY OWNED
------------------------                                    ------------------
Leo Benatar................................................          9,769(1)
Thomas L. Caltrider........................................          8,783(2)
Robert A. Falise...........................................    128,527,110(3)
Todd Goodwin...............................................         33,881(4)
Michael N. Hammes..........................................          8,508(5)
Kathryn R. Harrigan........................................          6,809(6)
Charles L. Henry...........................................        947,514(7)
Kenneth L. Jensen..........................................        251,736(8)
Louis Klein, Jr............................................    128,527,110(3)
Frank J. Macchiarola.......................................    128,527,110(3)
Christian E. Markey, Jr....................................    128,527,110(3)
William E. Mayer...........................................         26,930(9)
Harvey L. Perry, Jr........................................        238,798(10)
Richard B. Von Wald........................................        421,143(11)
All Directors and executive officers as a group (15
 persons)..................................................    130,480,981(12)

--------
(1) Includes 5,269 deferred shares issuable under the Non-Employee Directors' Deferred Compensation Plan.


(2) Includes 5,283 deferred shares issuable under the Company's Deferred Compensation Plan.

(3) All of these 128,527,110 shares of Common Stock are owned by the Trust, of which Mr. Falise is the Chairman and Managing Trustee, and Messrs. Klein, Macchiarola and Markey are Trustees. Voting power with respect to such shares is shared by all four Trustees of the Trust, and none of Messrs. Falise, Klein, Macchiarola or Markey can vote the shares alone. Each of Messrs. Falise, Klein, Macchiarola and Markey disclaims beneficial ownership of any shares of Common Stock. Pursuant to the Trust Agreement, no Trustee may individually own any securities of the Company or its affiliates or have any other direct or indirect financial interest in the Company or its affiliates.

(4) Includes 14,781 deferred shares issuable under the Non-Employee Directors' Deferred Compensation Plan.

(5) Includes 8,508 deferred shares issuable under the Non-Employee Directors' Deferred Compensation Plan.

(6) Includes 4,809 deferred shares issuable under the Non-Employee Directors' Deferred Compensation Plan.

(7) Includes options to purchase 865,830 shares and 81,684 deferred shares issuable under the Company's Deferred Compensation Plan.

(8) Includes options to purchase 208,620 shares and 27,616 deferred shares issuable under the Company's Deferred Compensation Plan.

(9) Includes 6,930 deferred shares issuable under the Non-Employee Directors' Deferred Compensation Plan.

(10) Includes options to purchase 208,620 shares and 30,178 deferred shares issuable under the Company's Deferred Compensation Plan.

(11) Includes options to purchase 370,660 shares.

(12) Includes 40,297 deferred shares issuable under the Non-Employee Directors' Deferred Compensation Plan; 144,761 deferred shares issuable under the Company's Deferred Compensation Plan, options to purchase 1,653,730 shares and 128,527,110 shares owned by the Trust. See note (3) above.

            RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
                              (PROXY ITEM NO. 2)

  The Board of Directors, acting upon the recommendation of the Audit Committee, has appointed, subject to ratification by the stockholders at the forthcoming Annual Meeting, the firm of Coopers & Lybrand L.L.P. as independent accountants of the Company for the year 1998. Coopers & Lybrand L.L.P. has acted as the independent accountants of the Company for more than fifty years and, the Company is advised, has had no financial interest, direct or indirect, in the Company or any affiliate thereof, nor, other than providing certain non-audit services, any other connection with the Company during the past three years.

  For 1997, the Company paid Coopers & Lybrand L.L.P. approximately $1.6 million for audit services and approximately $1.2 million for non-audit services. Audit services rendered in 1997 included services related to recurring audit activities and non-recurring audit activities principally for acquisition reviews. Non-audit services consisted primarily of tax consultations.

  Although the submission of this proposal to a vote of the stockholders is not legally required, the Board of Directors believes that such action follows sound corporate practice and is in the best interest of the stockholders, to whom the independent accountants are ultimately responsible. In the event of a negative vote on this proposal by a majority of the votes cast at the meeting by the holders of shares entitled to vote thereon, or the termination of the appointment of Coopers & Lybrand L.L.P. during the year by the Board of Directors, management will recommend a different firm of independent accountants for approval by the Board of Directors.

  Your Board of Directors recommends a vote FOR ratification of the appointment of Coopers & Lybrand L.L.P. as independent accountants of the Company.

                                OTHER BUSINESS

  Management knows of no business that will be presented for consideration other than the matters described in the Notice of Annual Meeting. If other matters are presented, it is the intention of the persons designated as Proxies to vote in accordance with their judgment on such matters.

                               VOTING PROCEDURES

  The affirmative vote of the holders of a plurality of the shares of the Common Stock present or represented by proxy at the Annual Meeting and entitled to vote is required for the election of each Director nominee. Approval of the proposal to ratify the appointment of Coopers & Lybrand L.L.P. may be authorized by a majority of the votes cast in person or by proxy at the Annual Meeting by holders of shares of Common Stock entitled to vote thereon. On all matters presented to stockholders, votes may be cast in favor or against such matter, or a stockholder may abstain from voting. Abstentions are counted for the purpose of determining the presence of a quorum for the transaction of business. Abstentions are also counted in the tabulation of the total number of shares entitled to vote on matters presented to stockholders, and thus have the effect of a vote against the proposal. Brokers who hold shares in street name for beneficial owners have the authority to vote on certain routine matters, including without limitation, the election of Directors and ratification of the appointment of accountants, when brokers have not received voting instructions from the beneficial owners. As to other matters, brokers may not vote shares held for beneficial owners without specific instructions from such beneficial owners ("broker non-votes"). Broker non-votes are counted for determining the presence of a quorum. Broker non-votes are not counted, however, in the tabulation of the total number of shares entitled to vote on matters presented to stockholders. The inspectors of election appointed by the Company will count all votes cast, in person or by submission of a properly executed proxy, before the closing of the polls at the Annual Meeting.

                 STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

  Proposals of stockholders intended to be presented at the Company's 1999 Annual Meeting must be received by the Secretary of the Company no later than November 20, 1998. Proposals received after that date may be excluded from the Company's proxy materials. No stockholder proposals have been received by the Secretary of the Company for presentation at the Company's 1998 Annual Meeting.

                                          By Order of the Board of Directors

                                          [SIGNATURE OF RICHARD B. VON WALD]
                                          Richard B. Von Wald
                                          Executive Vice President,
                                          General Counsel and Secretary

March 16, 1998

 A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997, WITHOUT EXHIBITS, MAY BE OBTAINED BY A STOCKHOLDER OF THE COMPANY, WITHOUT CHARGE, BY WRITING TO JOHNS MANVILLE CORPORATION, C/O INVESTOR RELATIONS, P. O. BOX 5108, DENVER, COLORADO 80217-5108.

P R O X Y
                           JOHNS MANVILLE CORPORATION
                  PROXY FOR 1998 ANNUAL MEETING OF STOCKHOLDERS
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints Charles L. Henry and Richard B. Von Wald or either of them as Proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote as designated hereon, all the shares of common stock of Johns Manville Corporation held of record by the undersigned on February 23, 1998, at the Annual Meeting of Stockholders to be held on April 24, 1998 in Denver, Colorado or any adjournment thereof.

                                            Change of Address
                           ____________________________________________________
                           ____________________________________________________
                           ____________________________________________________
                           ____________________________________________________
                          (If you have written in the above space, please mark the corresponding box on the reverse side of this card.)


  YOU ARE ENCOURAGED TO SPECIFY YOUR
  CHOICES BY MARKING THE APPROPRIATE               SEE REVERSE SIDE
  BOXES. SEE REVERSE SIDE, BUT YOU
  NEED NOT MARK ANY BOXES IF YOU WISH
  TO VOTE IN ACCORDANCE WITH THE
  BOARD OF DIRECTORS'
  RECOMMENDATIONS. PLEASE SIGN THIS
  CARD ON THE REVERSE. A RETURN
  ENVELOPE IS ENCLOSED FOR YOUR
  CONVENIENCE IN RETURNING THIS CARD.

[X]  PLEASE MARK YOUR
     VOTES AS IN THIS
     EXAMPLE.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BELOW. IF NO DIRECTION GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

1. Election of Directors                        FOR       WITHHELD
NOMINEES:                                       [_]          [_]
Leo Benatar, Ernest H. Drew, Robert A. Falise, Todd Goodwin, Michael N. Hammes, Kathryn Rudie Harrigan, Charles L. Henry, Louis Klein, Jr., Frank J. Macchiarola, Christian E. Markey, Jr., William E. Mayer.
For, except vote withheld from the following nominee(s):
_______________________________________________________

2. Approval of appointment of Coopers & Lybrand, L.L.P. as Independent Accountants.

                        FOR             AGAINST         ABSTAIN
                        [_]               [_]             [_]

If you plan to attend the 1998 Annual Meeting please check this box.    [_]

If you indicated a change of address on the reverse side, please check this box. [_]

SIGNATURE(S) ________________________________________   DATE____________________
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign.
      When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.